EXHIBIT 33.3

REPORT ON ASSESSMENT OF COMPLIANCE WITH APPLICABLE SERVICING
CRITERIA PURSUANT TO ITEM 1122 OF REGULATION AB

1.

CIT Technology Financing Services, Inc. (“CIT-TFS”) is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, as of and for the 12-month period ending December 31, 2006 (the “Reporting Period”), as set forth in Appendix A hereto. The transactions covered by this report include all publicly issued asset-backed securities transactions involving equipment loan and lease receivables that were originated by or acquired through CIT-TFS which asset-backed securities transactions were issued on or after January 1, 2006 for which CIT-TFS acted as subservicer (the “Platform”);

2.

CIT-TFS has engaged certain vendors (the “Vendors”) to perform specific, limited or scripted activities, and CIT-TFS elects to take responsibility for assessing compliance with the servicing criteria or portion of the servicing criteria applicable to such Vendors’ activities, as set forth in Appendix A hereto;

3.	Except as set forth in paragraph 4 below, CIT-TFS used the criteria set forth in paragraph (d) of Item 1122 of Regulation AB to assess its compliance with the applicable servicing criteria;

4.

The criteria listed in the column titled “Inapplicable Servicing Criteria” on Appendix A hereto are inapplicable to CIT-TFS based on the activities it performs, directly or through its Vendors, with respect to the Platform;

5.

CIT-TFS has complied, in all material respects, with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole, except as described on Appendix B hereto;

6.

CIT-TFS has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole;

7.

CIT-TFS has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31, 2006 and for the Reporting Period with respect to the Platform taken as a whole and

EXHIBIT 33.3

8.	PricewaterhouseCoopers LLP, a registered public accounting firm, has issued an attestation report on CIT-TFS’s compliance with the applicable servicing criteria for the Reporting Period.

March 30, 2007

CIT Technology Financing Services, Inc.,
as Sub-Servicer

By:	/s/ Nicholas Michael Small
Name: Nicholas Michael Small
Title: Assistant Controller

EXHIBIT 33.3

APPENDIX A

CIT Technology Financing Services, Inc. (the “Company”)

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are				X
instituted to monitor any
performance or other triggers
and events of default in
accordance with the
transaction agreements.
1122(d)(1)(ii)	If any material servicing	X [1]
activities are outsourced to
third parties, policies and
procedures are instituted to
monitor the third party’s
performance and compliance
with such servicing activities.
1122(d)(1)(iii)	Any requirements in the				X
transaction agreements to
maintain a back-up servicer
for the pool assets are
maintained.
1122(d)(1)(iv)	A fidelity bond and errors and				X
omissions policy is in effect
on the party participating in
the servicing function
throughout the reporting
period in the amount of
coverage required by and
otherwise in accordance with
the terms of the transaction
agreements.
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are	X [2]	X [2]
deposited into the appropriate
custodial bank accounts and
related bank clearing accounts
no more than two business
days of receipt, or such other
number of days specified in
the transaction agreements.

EXHIBIT 33.3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
1122(d)(2)(ii)	Disbursements made via wire	X [3]
transfer on behalf of an
obligor or to an investor are
made only by authorized
personnel.
1122(d)(2)(iii)	Advances of funds or	X [4]
guarantees regarding
collections, cash flows or
distributions, and any interest
or other fees charged for such
advances, are made, reviewed
and approved as specified in
the transaction agreements.
1122(d)(2)(iv)	The related accounts for the				X
transaction, such as cash
reserve accounts or accounts
established as a form of over
collateralization, are
separately maintained (e.g.,
with respect to commingling
of cash) as set forth in the
transaction agreements.
1122(d)(2)(v)	Each custodial account is	X
maintained at a federally
insured depository institution
as set forth in the transaction
agreements. For purposes of
this criterion, “federally
insured depository institution”
with respect to a foreign
financial institution means a
foreign financial institution
that meets the requirements of
§ 240.13k-1(b)(1) under the
Securities and Exchange Act
of 1934, as amended.
1122(d)(2)(vi)	Unissued checks are				X
safeguarded so as to prevent
unauthorized access.
1122(d)(2)(vii)	Reconciliations are prepared	X
on a monthly basis for all
asset-backed securities related
bank accounts, including
custodial accounts and related
bank clearing accounts. These
reconciliations:
(A) Are mathematically
accurate;
(B) Are prepared within 30
calendar days after the bank
statement cutoff date, or such
other number of days specified
in the transaction agreements;
(C) Are reviewed and
approved by someone other
than the person who prepared
the reconciliation; and

EXHIBIT 33.3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
(D) Contain explanations for
reconciling items. These
reconciling items are resolved
within 90 calendar days of
their original identification, or
such other number of days
specified in the transaction
agreements.
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including				X
those to be filed with the
Commission, are maintained
in accordance with the
transaction agreements and
applicable Commission
requirements. Specifically,
such reports:
(A) Are prepared in
accordance with timeframes
and other terms set forth in the
transaction agreements;
(B) Provide information
calculated in accordance with
the terms specified in the
transaction agreements;
(C) Are filed with the
Commission as required by its
rules and regulations; and
(D) Agree with investors’ or
the trustee’s records as to the
total unpaid principal balance
and number of pool assets
serviced by the servicer.
1122(d)(3)(ii)	Amounts due to investors are				X
allocated and remitted in
accordance with timeframes,
distribution priority and other
terms set forth in the
transaction agreements.
1122(d)(3)(iii)	Disbursements made to an	X [5]
investor are posted within two
business days to the servicer’s
investor records, or such other
number of days specified in
the transaction agreements.
1122(d)(3)(iv)	Amounts remitted to investors				X
per the investor reports agree
with cancelled checks, or other
form of payment, or custodial
bank statements.
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool	X [6]	X [6]
assets is maintained as
required by the transaction

EXHIBIT 33.3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
agreements or related pool
asset documents.
1122(d)(4)(ii)	Pool assets and related	X [7]	X [7]
documents are safeguarded as
required by the transaction
agreements.
1122(d)(4)(iii)	Any additions, removals or	X [8]
substitutions to the asset pool
are made, reviewed and
approved in accordance with
any conditions or requirements
in the transaction agreements.
1122(d)(4)(iv)	Payments on pool assets,	X
including any payoffs, made in
accordance with the related
pool asset documents are
posted to the applicable
servicer’s obligor records
maintained no more than two
business days after receipt, or
such other number of days
specified in the transaction
agreements, and allocated to
principal, interest or other
items (e.g., escrow) in
accordance with the related
pool asset documents.
1122(d)(4)(v)	The servicer’s records	X
regarding the pool assets agree
with the servicer’s records
with respect to an obligor’s
unpaid principal balance.
1122(d)(4)(vi)	Changes with respect to the	X
terms or status of an obligor’s
pool asset (e.g., loan
modifications or re-agings) are
made, reviewed and approved
by authorized personnel in
accordance with the
transaction agreements and
related pool asset documents.
1122(d)(4)(vii)	Loss mitigation or recovery	X
actions (e.g., forbearance
plans, modifications and deeds
in lieu of foreclosure,
foreclosures and
repossessions, as applicable)
are initiated, conducted and
concluded in accordance with
the timeframes or other
requirements established by
the transaction agreements.
1122(d)(4)(viii)	Records documenting	X
collection efforts are
maintained during the period a

EXHIBIT 33.3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
pool asset is delinquent in
accordance with the
transaction agreements. Such
records are maintained on at
least a monthly basis, or such
other period specified in the
transaction agreements, and
describe the entity’s activities
in monitoring delinquent pool
assets including, for example,
phone calls, letters and
payment rescheduling plans in
cases where delinquency is
deemed temporary (e.g.,
illness or unemployment).
1122(d)(4)(ix)	Adjustments to interest rates				X
or rates of return for pool
assets with variable rates are
computed based on the related
pool asset documents.
1122(d)(4)(x)	Regarding any funds held in				X
trust for an obligor (such as
escrow accounts):
(A) Such funds are analyzed,
in accordance with the
obligor’s pool asset
documents, on at least an
annual basis, or such other
period specified in the
transaction agreements;
(B) Interest on such funds is
paid, or credited, to obligors in
accordance with applicable
pool asset documents and state
laws; and
(C) Such funds are returned to
the obligor within 30 calendar
days of full repayment of the
related pool asset, or such
other number of days specified
in the transaction agreements.
1122(d)(4)(xi)	Payments made on behalf of				X
an obligor (such as tax or
insurance payments) are made
on or before the related
penalty or expiration dates, as
indicated on the appropriate bills
or notices for such payments,
provided that such support has
been received by the servicer
at least 30 calendar days prior
to these dates, or such other
number of days specified in
the transaction agreements.

EXHIBIT 33.3

Servicing Criteria		Applicable Servicing Criteria		Inapplicable Servicing Criteria
Reference	Criteria	Performed	Performed by	Responsibility for	NOT
		Directly by	Vendor(s) for	Performance Lies with	performed by the
		the Company	which the	subservicer(s)	Company or by
			Company is	for which the	subservicer(s) or
			the Responsible	Company is	vendor(s) retained
			Party	NOT the	by the Company
Responsible
Party
1122(d)(4)(xii)	Any late payment penalties in				X
connection with any payment
to be made on behalf of an
obligor are paid from the
servicer’s funds and not
charged to the obligor, unless
the late payment was due to
the obligor’s error or
omission.
1122(d)(4)(xiii)	Disbursements made on behalf				X
of an obligor are posted within
two business days to the
obligor’s records maintained
by the servicer, or such other
number of days specified in
the transaction agreements.
1122(d)(4)(xiv)	Delinquencies, charge-offs	X
and uncollectable accounts are
recognized and recorded in
accordance with the
transaction agreements.
1122(d)(4)(xv)	Any external enhancement or				X
other support, identified in
Item 1114(a)(1) through (3) or
Item 1115 of this Regulation
AB, is maintained as set forth
in the transaction agreements.

EXHIBIT 33.3

Footnotes to Appendix A Servicing Criteria

1 The Company performs all of criterion 1122(d)(1)(ii) except for certain limited monitoring by master servicer, CIT Financial USA, Inc., of the lockbox function provided by JPMorgan Chase Bank, N.A., a vendor retained by the Company and the document imaging and storage function provided by Archive Systems, Inc., a vendor retained by the Company. Limited monitoring by master servicer, CIT Financial USA, Inc., consists of (a) relationship management of the vendor performing the lockbox function, including participation in periodic site visits to inspect such vendor’s operations as they relate to the lockbox function; and (b) accessing the computer network of the vendor performing the document imaging and storage function for purposes of monitoring system availability and performance.

2 The Company performs all of criterion 1122(d)(2)(i) except for the lockbox function, which is a specific, limited activity. Only the lockbox function is performed by a vendor, JPMorgan Chase Bank, N.A., under criterion 1122(d)(2)(i).

3 The Company under criterion 1122(d)(2)(ii) makes authorized disbursements of funds to the indenture trustee based on instructions received from master servicer, CIT Financial USA, Inc., as to timing and amounts. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB. The Company does not make disbursements on behalf of an obligor.

4 The Company under criterion 1122(d)(2)(iii) makes advances of funds and collects interest and other fees charged for such advances based on instructions received from master servicer, CIT Financial USA, Inc. The Company does not guarantee collections, cash flows or distributions.

5 The Company performs all of criterion 1122(d)(3)(iii) only with respect to posting of disbursements to the indenture trustee from its own concentration account. The indenture trustee makes disbursements to investors. The indenture trustee for the transaction is not required to furnish an assessment and attestation under Item 1122 of Regulation AB.

6 The Company performs all of criterion 1122(d)(4)(i) except for the function of storing collateral or security in documentary form, which is a specific, limited activity. Only the function of storing collateral or security in documentary form is performed by a vendor, Archive Systems, Inc., under criterion 1122(d)(4)(i).

7 The Company performs all of criterion 1122(d)(4)(ii) except for the function of storing documents related to pool assets, which is a specific, limited activity. Only the function of storing documents related to pool assets is performed by a vendor, Archive Systems, Inc., under criterion 1122(d)(4)(ii).

8 The Company under criterion 1122(d)(4)(iii) makes additions, removals or substitutiosns with respect to pool assets serviced by it based on instructions received from master servicer, CIT Financial USA, Inc.

EXHIBIT 33.3

APPENDIX B

Item 1122(d)(2)(vii): Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations: (A) are mathematically accurate; (B) are prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) are reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Certain reconciling items in bank clearing accounts were not resolved within 90 days of their original identification. There is no alternative standard in the transaction agreements.